UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2008

Date of Report (date of earliest event reported)

Intraware, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No. )

25 Orinda Way

Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 253-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 12, 2008, a putative class action titled Mergens v. Jackson et al., Case No. C0802858, was filed in the Superior Court of the State of California for the County of Contra Costa naming Intraware, Inc. (the “Company”), Acresso Software Inc., Indians Merger Corp. and the Company’s directors as defendants. In pursuing this action, the plaintiff purports to represent all public stockholders of the Company who are similarly situated with the plaintiff. Among other things, the complaint includes claims relating to breaches of fiduciary duty by our directors and the disclosures provided to the Company’s stockholders in the preliminary proxy statement relating to the special meeting of stockholders of the Company scheduled to be held on January 6, 2009 (the “Special Meeting”). The complaint seeks, among other things, class certification and certain forms of equitable relief, including enjoining the consummation of the merger and rescinding the merger if it is consummated prior to the entry to the court’s final judgment. The Company believes that the allegations are without merit and intends to vigorously contest the action. There can be no assurance, however, that the defendants will be successful in their defense of these actions.

Additional information concerning this complaint is included in the Company’s proxy statement on Schedule 14A for the Special Meeting and filed with the Securities and Exchange Commission on December 8, 2008 under the heading “Litigation Related to the Merger” on page 49 of the proxy statement. A copy of the complaint relating to this action is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Complaint for breach of fiduciary duty in the matter of Mergens v. Jackson et al., Case No. C0802858, filed in the Superior Court of the State of California for the County of Contra Costa on November 12, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2008	INTRAWARE, INC.

/s/ Wendy A. Nieto
Wendy A. Nieto
Chief Financial Officer

Exhibits

Exhibit Number	Description
99.1	Complaint for breach of fiduciary duty in the matter of Mergens v. Jackson et al., Case No. C0802858, filed in the Superior Court of the State of California for the County of Contra Costa on November 12, 2008.